SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

               __________________________________

                            FORM 8-K
               __________________________________


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

               Date of Report:  February 27, 1996
Date of Event (or earliest event) being reported:  February 27, 1996

                    IPALCO ENTERPRISES, INC.
     (Exact name of registrant as specified in its charter)


               Indiana              1-8644              35-1575582
   (State or other jurisdiction     (Commission         (IRS Employer
         of incorporation)          File Number)        Identification No.)


        One Monument Circle, Indianapolis, Indiana  46204
      (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (317) 261-8261

Item 5.  Other Event

     IPALCO Enterprises, Inc. issued the following press release on February 27, 1996, relating to the declaration of a stock distribution in the form of a three-for-two split of its outstanding common stock:

               Media:    Marni Lemons
                         317-261-8219
                         email: mlemons@ipalco.com

               Investor: Jennifer Kent
                         317-261-8259
                         email: jkent@ipalco.com

     IPALCO Declares 3-for-2 Stock Split, Raises Dividend

INDIANAPOLIS, February 27, 1995 -- The Board of Directors of IPALCO Enterprises Inc. declared a three-for-two stock split today and raised the annual indicated dividend six cents per share on a pre-split basis.

The annual indicated dividend level rose from $2.16 per share to $2.22 per share, pre split, and from $1.44 to $1.48 on a post-split basis.

"We were extremely pleased with the financial performance of the company in 1995," IPALCO Chairman and President John R. Hodowal said. "The stock split and increased dividend also signal our confidence in IPALCO's future."

As a result of the split, the Board of Directors believes IPALCO's stock will become more affordable for individual investors who represent over 60 percent of IPALCO's shareholder base.

"Important to small investors and large investors alike, the greater number of shares may reduce price fluctuations that sometimes occur because of large block trading," Hodowal said.

Shareholders of record March 7, 1996, will be entitled to receive one additional share for each two shares then owned. The new shares will be issued and mailed on or about March 18, 1996.

IPALCO Enterprises, Inc. is a multi-state energy company providing a variety of energy products and services. IPALCO's principal subsidiary, Indianapolis Power & Light Company, provides retail electric service to more than 400,000 customers in Indianapolis and in portions of other central Indiana counties.
                               ###

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 27, 1996

                                        IPALCO ENTERPRISES, INC.



                                       By  /s/ Bryan G. Tabler
                                           Name:  Bryan G. Tabler
                                           Title:  Vice President, Secretary
                                                   and General Counsel